Buy It Cheap.com, Inc.
                          (A Development Stage company)
                        Index to the Financial Statements
                For the Period July 19, 1999 (Date of Inception)
                              to September 30, 1999

                                                                            Page
Independent Auditors' Report.................................................1
Balance Sheet     ...........................................................2
Statement of Operations......................................................3
Statement of Stockholders' Equity............................................4
Statement of Cash Flows......................................................5
Notes to Financial Statements..............................................6-7

                            (Letter on Letterhead of
                           Rosenberg Rich Baker Berman
                                   & Company)


To the Board of Directors and Shareholders of Buy It Cheap.com, Inc.


We have audited the accompanying balance sheet of Buy It Cheap.com, Inc. (A Development Stage Company) as of September 30, 1999 and the related statements of operations, stockholders' equity and cash flows for the period July 19, 1999 (date of inception) to September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Buy It Cheap.com, Inc. (A Development Stage Company) as of September 30, 1999, and the results of its operations, and its cash flows for the period July 19, 1999 (date of inception) to September 30, 1999 in conformity with generally accepted accounting principles.



Bridgewater, New Jersey
November 29, 1999


                             Buy It Cheap.com, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                               September 30, 1999


                   Assets

Current Assets
         Cash                                                                                 $   23,566
         Notes receivable - Northeast (USA) Corp.                                                 21,751
         Other receivable                                                                            125
                                                                                               ---------
                  Total Current Assets                                                            45,442

Software                                                                                          19,400
                                                                                               ---------
         Total assets                                                                             64,842
                                                                                               =========
         Liabilities and Stockholders' Equity

                  Current Liabilities

         Accounts payable and accrued expenses                                                     9,697
                                                                                               ---------
                  Total Current Liabilities                                                        9,697
                                                                                               ---------
Stockholders' Equity
         Common stock - no par value; 1,000 shares authorized, 87
           shares issued and outstanding                                                          62,125
         Deficit accumulated during the development stage                                         (6,980)
                                                                                               ----------

                  Total Stockholders' Equity                                                      55,145
                                                                                               ----------
                           Total Liabilities and Stockholders'
                                 Equity                                                      $    64,842
                                                                                             ===========


                     See Notes to the financial statements.

                             Buy It Cheap.com, Inc.
                          (A Development Stage Company)
                             Statement of Operations
                For the Period July 19, 1999 (Date of Inception)
                              to September 30, 1999


Revenues                                                     $   --

Costs and expenses:
         General and administrative                              6,980
                                                              --------
Net loss                                                     $   6,980
                                                              ========




                     See Notes to the financial statements.


                                                     Buy It Cheap.com, Inc.
                                                 (A Development Stage Company)
                                               Statement of Stockholders' Equity
                                        For the Period July 19, 1999 (Date of Inception)
                                                     to September 30, 1999


                                                                                                   Deficit
                                                                                                 Accumulated
                                                                                                  During the             Total
                                                                Common Stock                     Development           Stockholders'
                                                       Shares                 Amount                Stage                Equity

Balance at July 19, 1999 (Date of Inception)              -                  $     -             $    -                $   -

Issuance of Stock in exchange for subscription            25                      125                 -                   125
     receivable

Issuance of stock in exchange for software                15                   15,000                 -                15,000

Issuance of stock pursuant to private placement
     offering                                             47                   47,000                 -                47,000

Net loss for the period                                   -                        -                (6,980)             (6,980)

                                                      ___________         _____________           __________          ________
Balance at September 30, 1999                             87                 $ 62,125              $(6,980)          $ 55,145
                                                      ===========         =============           ==========         =========



                     See notes to the financial statements.



                             Buy It Cheap.com, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
                For the Period July 19, 1999 (Date of Inception)
                              to September 30, 1999


Cash Flows From Operating Activities
         Net Loss                                            $   (6,980)

Changes in Assets and Liabilities
         Accounts payable                                         6,797
                                                                 ------
                  Net Cash Used by Operating Activities            (183)
                                                                 -------
Cash Flows From Investing Activities
         Loan to related party                                  (21,751)
         Purchase of software                                    (1,500)
                                                                --------
                  Net Cash Used by Investing Activities         (23,251)
                                                                --------
Cash Flows From Financing Activities
         Sale of common stock                                    47,000
                                                                -------
                  Net Increase in Cash and Cash Balance at
September 30, 1999                                            $  23,566
                                                              =========
SUPPLEMENTAL SCHEDULE OF NON CASH INVESTING AND FINANCING ACTIVITIES

Software costs financed by issuance of common stock           $  15,000
Software costs financed by accounts payable                       2,900
Issuance of common stock for receivable                             125
                                                              ---------
         Total Non Cash Investing and Financing Activities    $  18,025
                                                              =========


                     See notes to the financial statements.

                             Buy It Cheap.com, Inc.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                For the Period July 19, 1999 (Date of Inception)
                              to September 30, 1999


SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

         Nature of Organization
               Buy It Cheap.com, Inc. (the "Company") is a Delaware corporation organized on July 19, 1999. The Company will operate in the Internet retailing industry.

               Since there has been no significant revenues generated from Internet retailing, the Company is considered a Development Stage Company for financial reporting purposes.

         Software Costs
               Software is stated at cost. Amortization will be computed using the straight line method over the estimated useful life, when the Company substantially begins operations.

         Income Taxes
               Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future federal and state income taxes.

         Use of Estimates
               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         INCOME TAXES

               The Company's deferred tax asset is comprised of the following temporary differences:


               Net operating losses                               $  (6,980)
                                                                  ==========
     Deferred taxes are recognized for temporary differences between the bases of assets and liabilities for financial statement and income tax purposes and net operating loss carryforwards. The differences relate primarily net operating loss carryforwards.

     The Company's provision for income taxes differs from applying the statutory U.S. federal income tax rate to income before income taxes. The primary difference results from providing for state income taxes and from deducting certain expenses for financial statement purposes but not for federal income tax purposes.

     Those amounts have been presented in the Company's financial statement as follows:

     Deferred tax asset, noncurrent                              $    1,500
     Total valuation allowance recognized for deferred tax assets    (1,500)
                                                                   ---------
             Net deferred tax assets                             $        -
                                                                 ===========

     The Company has available net operating loss carryforwards which may be used to reduce Federal and State taxable income and tax liabilities in future years as follows:


                                                               Federal                     State

         Available Through
                  2007                                   $         -                  $     (6,980)
                  2019                                         (6,980)                          -
                                                          -------------                -------------
                      Total                              $     (6,980)                $     (6,980)
                                                          =============                =============

RELATED PARTY TRANSACXTIONS

     The Company loaned $21,751 to Northeast (USA) Corp., an entity owned in part by some of the Company's shareholders. These loans evidenced by promissory notes, do not bear interest until the original maturity date, November 30, 1999, at which time interest would accrue at 10% per annum.

SUBSEQUENT EVENT

     On October 27, 1999, the Company entered into an agreement to merge with Northeast (USA) corp. Pursuant to the agreement all of the outstanding shares of Buy It Cheap.com, Inc. will be converted into the right to receive shares of Northeast (USA) Corp. on the basis of 10,000 shares of Northeast common stock for each outstanding share of Buy It Cheap.com, Inc. common stock.